UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2007
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 26, 2007, Harman International Industries, Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with KHI Parent Inc., a Delaware corporation (“Parent”), and KHI Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).
     The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Merger Sub and Parent are affiliates of Kohlberg Kravis Roberts & Co., L.P. (“KKR”) and GS Capital Partners (“GSCP”, and together with KKR, the “Sponsors”) formed by the Sponsors in order to acquire the Company.
     In the Merger, each outstanding share of Company common stock, other than any shares held by the Company or Parent, will be converted into the right to receive $120.00 in cash, without interest (the “Cash Election Price”). Holders of Company common stock will have the right to elect to receive in lieu of cash, common stock of Parent (which will own the Company after the Merger), at a 1:1 ratio, up to a maximum of 8,333,333 shares in the aggregate. If Company stockholders elect to receive more than 8,333,333 shares, in the aggregate, then the 8,333,333 shares of Parent common stock will be allocated to electing stockholders on a pro-rated basis. If proration is necessary, Company stockholders will receive the Cash Election Price for any of their shares of Company common stock that are not converted in the Merger into Parent common stock. Holders of Company stock options issued under the Company’s benefit plans will have the ability to participate in the same election for Parent common stock.
     The Parent common stock issued in the Merger to electing stockholders is not required under the Merger Agreement to be listed on any stock exchange. Parent has agreed to file the reports specified in Section 13(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder for a period of 2 years following the Merger closing. No Company stockholder will be required to elect to receive Parent common stock for their shares in lieu of cash. At the request of the Sponsors, Dr. Sidney Harman, the Company’s Executive Chairman and Chief Executive Officer, has agreed to elect to receive Parent shares in exchange for at least 1,700,000 shares of Company Common Stock he beneficially owns, subject to the same proration as is applicable to all other electing Company stockholders and option holders.
     The Board of Directors of the Company has unanimously determined that the Merger is in the best interests of the Company and its stockholders, and declared advisable, to enter into the Merger Agreement, approved the Merger Agreement and resolved to recommend adoption of the Merger Agreement by Company stockholders.
     The closing of the Merger is subject to customary closing conditions, including adoption of the Merger Agreement by the Company’s stockholders and antitrust clearance. Closing is not subject to any financing condition but the closing may be delayed in certain circumstances to facilitate financing. The merger is expected to be completed in the third calendar quarter of 2007.

     The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through June 15, 2007. After that date, the Company may continue discussions with any “Excluded Party”, defined as a party (or group of parties) that submits a written proposal during the go-shop period that the Company’s Board of Directors (1) believes in good faith to be bona fide and (2) determines in good faith, after consultation with its independent financial advisors and outside counsel, is or could reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement). Before the Merger Agreement is approved by stockholders of the Company, the Company may terminate the Merger Agreement to enter into a Superior Proposal, provided that the Company complies with the requirements under the Merger Agreement, including, among other things, giving three business days’ advance notice to Parent and taking into account adjustments, if any, offered by Parent. If the Company so terminates the Merger Agreement in connection with a Superior Proposal submitted by an Excluded Party, the Company must pay a fee of $75 million to Parent.
     After June 15, 2007, the Company is subject to further restrictions on its ability to solicit third-party proposals, provide information and engage in discussions with third parties other than continuing Excluded Parties. The Company may, in accordance with the requirements of the Merger Agreement, only provide information and participate in discussions with respect to unsolicited third-party proposals submitted after June 15, 2007 (other than from a continuing Excluded Party) that the Board of Directors of the Company (1) believes in good faith to be bona fide and (2) determines in good faith, after consultation with its independent financial advisors and outside counsel, is or could reasonably be expected to result in a Superior Proposal and (3) after consultation with outside counsel, determines in good faith that the failure to take such action could violate its fiduciary duties under applicable law. If the Company terminates the Merger Agreement in connection with a Superior Proposal that is not submitted by an Excluded Party, the Company must pay a fee of $225 million to Parent.
     The $225 million fee payable by the Company to Parent is also payable in other limited circumstances involving a competing proposal and termination of the Merger Agreement. In certain other circumstances where the Merger Agreement is terminated and no competing offer is involved, the Company must reimburse Parent for its expenses not to exceed $20 million.
     The Merger Agreement provides that Parent will pay to the Company a fee of $225 million upon termination of the Merger Agreement under circumstances in which Parent has breached certain of its representations, warranties, obligations or agreements contained in the Merger Agreement or where the Merger is not completed within the specified time period and other conditions to closing have been satisfied. Upon such termination, Parent must pay the Company a $225 million fee, and payment of this fee is liquidated damages and the Company’s sole recourse against Parent and its affiliates under the Merger Agreement. Affiliated funds of KKR and GSCP have each delivered to the Company limited guarantees of Parent’s and Merger Sub’s obligations to pay certain amounts under the Merger Agreement (including the $225 million fee), up to a maximum amount of $225 million in the aggregate, plus interest and other expenses, if applicable.

     The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing.
     In connection with entering into the Merger Agreement, the Company’s Board of Directors adopted and approved an amendment (the “Amendment”) to the Rights Agreement, dated as of December 13, 1999, by and between the Company and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as rights agent (the “Rights Agreement”). The Amendment amends the Rights Agreement so that (a) neither the execution, delivery or performance of the Merger Agreement nor the consummation of the transactions contemplated thereby will (i) cause the Rights (as defined in the Rights Agreement) to become exercisable, (ii) cause Parent, Merger Sub or any of their Affiliates or Associates (as such terms are defined in the Rights Agreement) to become an Acquiring Person (as defined in the Rights Agreement), or (iii) give rise to a Share Acquisition Date, a Distribution Date, a Flip-in Event, a Flip-over Event, or a Triggering Event (as such terms are defined in the Rights Agreement) and (b) the Rights will expire in their entirety immediately prior to the effective time of the Merger without any payment being made in respect thereof.
     The foregoing summary of the Amendment, the Merger Agreement, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, and the full text of the Amendment, both of which are incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure letter delivered to Parent in connection with the Merger Agreement contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise.
Additional Information and Where To Find It
     The parties to the merger agreement intend to file a registration statement that will include a proxy statement/prospectus and other relevant documents in connection with the proposed transaction. HARMAN INVESTORS ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the proxy statement/prospectus (when it becomes available) and other filings containing information about Harman and the merger, when available, from the SEC at the SEC’s web site at http://www.sec.gov. In addition, copies of the proxy statement/prospectus and other filings containing information about the Company and the merger can be obtained, when available, without charge, by directing a request to Harman International Industries, Incorporated; Attention: Investor Relations, 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, DC 20004, or by telephone at (202) 393-1101 or on Harman’s website, www.harman.com.
Forward Looking Information
     This communication may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.
     These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Harman and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the merger; (4) the failure to obtain the necessary financing arrangements set forth in the commitment letter received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) other factors described in Harman’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Harman’s ability to control or predict. Harman undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.
Interests of Participants
     The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement/prospectus and other relevant documents that Harman intends to file with the SEC in connection with the scheduled special meeting of its stockholders.
Item 3.03. Material Modification to Rights of Security Holders.
     See Item 1.01 with respect to the Amendment to the Rights Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 26, 2007, among Harman International Industries, Incorporated, KHI Parent Inc. and KHI Merger Sub Inc.

4.1	Amendment No. 1, dated as of April 26, 2007, to the Rights Agreement, dated as of December 13, 1999, by and between the Company and ChaseMellon Shareholder Services, L.L.C. (filed as Exhibit 4.1 to our registration statement on Form 8-A/A filed with the Commission on April 27, 2007, and hereby incorporated by reference)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Sandra B. Robinson
Sandra B. Robinson
Vice President — Financial Operations and Chief Accounting Officer

Date: April 27, 2007

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